Exhibit 32

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350

Principal Executive Officer

To my knowledge: the quarterly report on Form 10-QSB for the period ended July 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

September 20, 2004

/s/ James E. Alexander
James E. Alexander, Chief Executive
Officer

Certification pursuant to 18 U.S.C. §1350

Principal Financial Officer

To my knowledge: the quarterly report on Form 10-QSB for the period ended July 31, 2004, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

September 20, 2004

/s/ John Sakys
John Sakys, Chief Financial Officer